UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 18, 2014

Anaren, Inc.

(Exact name of registrant as specified in its charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (315) 432-8909

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 18, 2014 (the “Closing Date”), Anaren, Inc., a New York corporation (“Anaren” or the “Company”), completed its merger with ANVC Merger Corp. (“Merger Sub”), a New York corporation and wholly owned subsidiary of Anaren Holding Corp (formerly known as ANVC Holding Corp.) (“Parent”), a Delaware corporation, whereby Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger was effected pursuant to the previously disclosed Agreement and Plan of Merger, dated as of November 4, 2013, among the Company, Parent and Merger Sub, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 26, 2013 (as amended, the “Merger Agreement”).

The descriptions of the Merger and the transactions related to the Merger Agreement set forth in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement (including amendments thereto), which was filed with the Securities and Exchange Commission (the “SEC”) by Anaren as Exhibit 2.1 to its Current Report on Form 8-K on November 4, 2013 and as Exhibit 2.1 to its Current Report on Form 8-K on November 27, 2013, and is incorporated herein by reference in its entirety.

Item 1.02 Termination of Material Definitive Agreement.

In connection with the Merger, prior to the Closing Date, Anaren terminated its revolving Loan Agreement, dated as of August 25, 2011, by and between Anaren, as borrower, and KeyBank National Association, as lender.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above and Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the Merger, on the Closing Date, Anaren notified NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Merger and of Anaren's intent to remove its common stock from listing on Nasdaq, and requested that Nasdaq file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report the delisting of Anaren’s common stock and removal from registration thereof under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Upon effectiveness of the Form 25, Anaren's common stock will no longer be listed on Nasdaq.

Additionally, Anaren intends to file with the SEC a certificate and notice of termination on Form 15 with respect to Anaren’s common stock, promptly after the Form 25 becomes effective, requesting that Anaren’s common stock be deregistered under Section 12(g) of the Exchange Act, and that the reporting obligations of Anaren with respect to its common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

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Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note above and Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 3.03.

The Merger Agreement was adopted by the Company’s shareholders at a special meeting held on February 6, 2014. A press release announcing such adoption of the Merger Agreement was issued by the Company on February 7, 2014, and was filed with the SEC by Anaren as Exhibit 99.1 to its Current Report on Form 8-K on such date.

Pursuant to the terms of the Merger Agreement, each share of Anaren common stock outstanding immediately prior to the effective time of the Merger on the Closing Date was cancelled and converted automatically into the right to receive $28.00 in cash, without interest and less any applicable withholding taxes (other than any such shares held by Anaren or its subsidiaries, Parent, Merger Sub, or any other wholly owned subsidiary of Parent, which shares were cancelled and retired without any conversion and no payment or distribution will be made with respect to such shares). At the effective time of the Merger on the Closing Date, holders of Anaren common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of Anaren (other than the right to receive the merger consideration). Further, at the effective time of the Merger on the Closing Date, any and all rights then issued and outstanding pursuant to the Shareholder Protection Rights Agreement, dated as of April 8, 2011, as amended by Amendment No. 1 to Shareholder Protection Rights Agreement, dated as of November 1, 2013 (as so amended, the “Rights Agreement”) were automatically cancelled at the time the associated shares of Anaren common stock were cancelled, and no separate payment or distribution was made with respect thereto, and the holders thereof have no further rights in connection therewith or under the Rights Agreement. The Rights Agreement (including amendments thereto) was filed with the SEC by Anaren as Exhibit 4.1 to its Form 8-A12B on April 27, 2011 and Exhibit 4.2 to its Form 8-A/12 B/A on November 4, 2013. Shareholders of Anaren are not entitled to appraisal of their shares of Anaren common stock under applicable New York law.

At the effective time of the Merger on the Closing Date, (i) each outstanding option to purchase shares of Anaren common stock was automatically deemed to be exercised on a net share basis (to cover both the exercise price and any withholding taxes associated with the deemed exercise) and shares of Anaren common stock resulting from the net exercise were deemed issued, and immediately after such deemed issuance, such shares of Anaren common stock were automatically cancelled in exchange for a per share payment equal to $28.00 in cash, without interest and less any applicable withholding taxes and (ii) each outstanding restricted stock award was automatically 100% vested and cancelled in exchange for a per share payment equal to $28.00 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note above and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 5.01.

As a result of the consummation of the Merger on the Closing Date, a change of control of Anaren occurred and Anaren became a wholly owned subsidiary of Parent. Parent is controlled by an investment fund managed by Veritas Capital, a New York-based private equity firm (“Veritas Capital”). The total consideration paid by Parent in connection with the change in control transaction was approximately $383 million. The funds used to consummate the Merger are from (i) equity contributions by an investment fund affiliated with or controlled by Veritas Capital, (ii) equity contributions by certain co-investors and (iii) proceeds received in connection with debt financing provided by certain third party lenders.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on the Closing Date, in accordance with the Merger Agreement, all of the directors of Anaren, being Messrs. Sala, DeSantis, Eck, Gerst, Gould, Robison, Smucker and Civil, resigned from, and ceased serving as members of, the board of directors of Anaren and Messrs. Ramzi M. Musallam and Hugh D. Evans, the directors of Merger Sub immediately prior to the effective time of the Merger, became the directors of Anaren.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on the Closing Date, the Certificate of Incorporation and the By-Laws of Anaren were amended and restated in their entirety to substantially conform to the Certificate of Incorporation and By-Laws of Merger Sub as in effect immediately prior to the effective time of the Merger, except that the name of the surviving corporation remains “Anaren, Inc.”

The Restated Certificate of Incorporation of Anaren is filed as Exhibit 3.1 hereto and incorporated by reference in its entirety in this Item 5.03. The Second Amended and Restated By-Laws of Anaren are filed as Exhibit 3.2 hereto and incorporated by reference in their entirety in this Item 5.03.

Item 8.01. Other Events.

On February 18, 2014, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8−K and is incorporated by reference in its entirety in this Item 8.01.

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Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of November 4, 2013, among Anaren, Inc., ANVC Holding Corp. and ANVC Merger Corp. (filed with the SEC as Exhibit 2.1 to Anaren, Inc.’s Current Report on Form 8-K on November 4, 2013)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 26, 2013, among Anaren, Inc., ANVC Holding Corp. and ANVC Merger Corp. (filed with the SEC as Exhibit 2.1 to Anaren, Inc.’s Current Report on Form 8-K on November 27, 2013)
3.1	Restated Certificate of Incorporation of Anaren, Inc.
3.2	Second Amended and Restated By-Laws of Anaren, Inc.
4.1	Shareholder Protection Rights Agreement, dated as of April 8, 2011 (filed with the SEC as Exhibit 4.1 to Anaren. Inc.'s Form 8-A12B on April 27, 2011)
4.2	Amendment No.1 Shareholder Protection Rights Agreement, dated as of November 1, 2013 (filed with the SEC as Exhibit 4.2 to Anaren, Inc.'s Form 8-A/12 B/A on November 4, 2013)
99.1	Press Release Announcing the Results of the Shareholder Vote on the Proposals at the Special Meeting, dated February 7, 2014 (filed with the SEC as Exhibit 99.1 to Anaren, Inc.’s Current Report on Form 8-K on February 7, 2014)
99.2	Press Release Announcing Closing of Merger, dated February 18, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: February 18, 2014

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Name: Title:	Lawrence A. Sala President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of November 4, 2013, among Anaren, Inc., ANVC Holding Corp. and ANVC Merger Corp. (filed with the SEC as Exhibit 2.1 to Anaren, Inc.’s Current Report on Form 8-K on November 4, 2013)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 26, 2013, among Anaren, Inc., ANVC Holding Corp. and ANVC Merger Corp. (filed with the SEC as Exhibit 2.1 to Anaren, Inc.’s Current Report on Form 8-K on November 27, 2013)
3.1	Restated Certificate of Incorporation of Anaren, Inc.
3.2	Second Amended and Restated By-Laws of Anaren, Inc.
4.1	Shareholder Protection Rights Agreement, dated as of April 8, 2011 (filed with the SEC as Exhibit 4.1 to Anaren. Inc.'s Form 8-A12B on April 27, 2011)
4.2	Amendment No.1 Shareholder Protection Rights Agreement, dated as of November 1, 2013 (filed with the SEC as Exhibit 4.2 to Anaren, Inc.'s Form 8-A/12 B/A on November 4, 2013)
99.1	Press Release Announcing the Results of the Shareholder Vote on the Proposals at the Special Meeting, dated February 7, 2014 (filed with the SEC as Exhibit 99.1 to Anaren, Inc.’s Current Report on Form 8-K on February 7, 2014)
99.2	Press Release Announcing Closing of Merger, dated February 18, 2014

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